SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.  )


   Filed by the Registrant  |X|
   Filed by a Party other than the Registrant  |_|
   Check the appropriate box:
   |_| Preliminary Proxy Statement
                                      |_|   Confidential, for Use of the
                                            Commission Only
                                            (as permitted by Rule 14a-6(e)(2))
   |X| Definitive Proxy Statement
   |_| Definitive Additional Materials
   |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Intelligroup, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4) Proposed maximum aggregate value of transaction:

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   |_| Fee paid previously with preliminary materials.

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   |_| Check box if any part of the fee is offset as provided  by  Exchange  Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)      Amount Previously Paid:

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   (2)      Form, Schedule or Registration Statement no.:

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   (3)      Filing Party:

--------------------------------------------------------------------------------
   (4)      Date Filed:

--------------------------------------------------------------------------------

                                                                April 26, 1999



                               INTELLIGROUP, INC.
                               499 Thornall Street
                            Edison, New Jersey 08837



To Our Shareholders:

     You are most cordially invited to attend the 1999 Annual Meeting of Shareholders of Intelligroup, Inc. at 10:00 A.M., local time, on Tuesday, May 25, 1999, at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey.

     The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

     It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

     Thank you for your continued support.


                                        Sincerely,




                                        Stephen A. Carns
                                        President and Chief Executive Officer

                               INTELLIGROUP, INC.
                               499 THORNALL STREET
                            EDISON, NEW JERSEY 08837


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 25, 1999

      The Annual Meeting of Shareholders (the "Meeting") of INTELLIGROUP, INC., a New Jersey corporation (the "Company"), will be held at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey, on Tuesday, May 25, 1999, at 10:00 A.M., local time, for the following purposes:

(1) To elect eight directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

(2) To amend the Company's 1996 Stock Plan (the "1996 Plan") to increase the maximum number of shares of Common Stock available for issuance under the 1996 Plan from 2,200,000 to 4,700,000 shares and to reserve an additional 2,500,000 shares of Common Stock of the Company for issuance upon the exercise of stock options granted or for the issuance of stock purchase rights under the 1996 Plan;

(3) To ratify the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 1999; and

(4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      Holders of Common Stock of record at the close of business on March 31, 1999 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors


                                          Stephen A. Carns
                                          President and Chief Executive Officer

Edison, New Jersey
April 26, 1999

        THE COMPANY'S 1998 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                               INTELLIGROUP, INC.
                               499 THORNALL STREET
                            EDISON, NEW JERSEY 08837


             ------------------------------------------------------

                                 PROXY STATEMENT

             ------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Intelligroup, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 25, 1999 (the "Meeting"), at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey, at 10:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of shares of Common Stock, $.01 par value ("Common Stock"), as of the close of business on March 31, 1999, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 15,558,751 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the eight nominees named below as Directors, (ii) FOR a proposal to amend the Company's 1996 Stock Plan (the "1996 Plan"), to increase the maximum number of shares of Common Stock available for issuance under the 1996 Plan from 2,200,000 to 4,700,000 shares and to reserve an additional 2,500,000 shares of Common Stock of the Company for issuance upon the exercise of stock options granted or for the issuance of stock purchase rights under the 1996 Plan, (iii) FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors for the year ending December 31, 1999, and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of the shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of shareholders possessing a majority of the shares of Common Stock represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

     This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about April 26, 1999. The Company's Annual Report to shareholders of the Company for the year ended December 31, 1998, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all shareholders of record as of March 31, 1999. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of March 31, 1999.

                              ELECTION OF DIRECTORS

     At the Meeting, eight Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present Directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current members of the Board of Directors and nominees for election to the Board are as follows:

                                     SERVED AS A    POSITIONS WITH
NAME                         AGE   DIRECTOR SINCE   THE COMPANY
----                         ---   --------------   -----------

Stephen A. Carns..........   53         1998        President, Chief Executive
                                                    Officer and Director

Ashok Pandey..............   41         1987        Co-Chairman of the Board and
                                                    Director

Rajkumar Koneru...........   29         1994        Co-Chairman of the Board and
                                                    Director

Nagarjun Valluripalli.....   30         1994        Co-Chairman of the Board,
                                                    President of International
                                                    Operations and Director

Klaus P. Besier...........   47         1996        Director

David A. Finley...........   66         1997        Director

Kevin P. Mohan............   35         1996        Director

John E. Steuri............   59         1998        Director

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     Stephen A. Carns joined the Company in November 1997, as an independent consultant to Executive Management. From January 1998, through April 1998, Mr. Carns served as General Manager of the Company. From April 1998, through the present, Mr. Carns has served as President and Chief Executive Officer of the Company, and as a Director since July 21, 1998. From 1995 until joining the Company, Mr. Carns served as President of TLB Enterprises, LLC. Prior to that, from 1994 until 1995, Mr. Carns served as Executive Vice President of Unisys Corporation, responsible for world wide operations at Unisys Corporation. From 1992 until 1994, Mr. Carns served as President and Chief Operating Officer of Systematics Information Services, Inc., a division of ALLTEL Corporation, an international outsourcing firm. Prior to joining Systematics, from 1990 until 1992, he served as President and Chief Operating Officer of Cap Gemini America, a computer services and business consultancy company.

     Ashok Pandey founded the Company and currently serves as Co-Chairman of the Board and as a Director. From October 1997 until April 1998, Mr. Pandey served as President of Corporate Services of the Company. From the Company's inception in 1987 through October 1997, Mr. Pandey served as President and Chief Executive Officer of the Company. Prior to founding the Company, Mr. Pandey was a consultant to AT&T and Bell Laboratories. He has more than fourteen years of experience in developing systems and application software.

     Rajkumar Koneru joined the Company in April 1996 and currently serves as Co-Chairman of the Board and as a Director. From October 1997 until April 1998, Mr. Koneru served as President of U.S. Operations of the Company. From April 1996 through October 1997, Mr. Koneru served as an Executive Vice President of the Company. In May 1993, Messrs. Koneru and Valluripalli co-founded Oxford Systems Inc., a systems integration company ("Oxford"). In March 1994, Messrs. Koneru and Valluripalli sold all of the issued and outstanding capital stock of Oxford to the Company. From June 1992 through December 1992, Mr. Koneru was a consultant with Super Solutions Corporation and, from March 1993 until March 1996 he was a consultant for the Boston Group, each an information technology consulting firm. Following consummation of the Company's transaction with Oxford, Mr. Koneru continued to be employed by the Boston Group, which subcontracted Mr. Koneru's services to the Company.

     Nagarjun Valluripalli joined the Company in March 1994 and currently serves as Co-Chairman of the Board, President of International Operations and as a Director. From March 1994 through October 1997, Mr. Valluripalli served as an Executive Vice President of the Company. In May 1993, Messrs. Koneru and Valluripalli co-founded Oxford, at which Mr. Valluripalli was responsible for business development. In March 1994, Messrs. Koneru and Valluripalli sold all of the issued and outstanding capital stock of Oxford to the Company. Prior to founding Oxford, from 1990, Mr. Valluripalli was marketing manager for VJ Infosystems, a software training and services company.

     Klaus P. Besier has been a Director of the Company since December 1996. Since July 1997, Mr. Besier has served as President and Chief Executive Officer of FirePond, Inc., a privately-held provider of technology-enabled selling solutions. Prior to that, from early 1996 to June 1997, Mr. Besier was Chairman and Chief Executive Officer of OneWave, Inc., a provider of intranet and internet business solutions. Prior to joining OneWave, Inc., Mr. Besier served from 1994 to early 1996 as Chief Executive Officer and from 1992 to 1993 as President of SAP America, Inc., a subsidiary of SAP AG and a leading provider of client/servicer business application solutions software. Prior to joining SAP America, Inc., Mr. Besier was Corporate Vice President and a general manager of a subsidiary of Hoechst Celanese. Mr. Besier is also a director of OneWave, Inc.

     David A. Finley has been a Director of the Company since January 1997. Mr. Finley was the Executive Vice President and Chief Financial Officer and currently serves as a director of Broadway and Seymour, Inc., a software and services company. Prior to joining Broadway and Seymour, Inc., Mr. Finley was self-employed from January 1990 to January 1996 as a consultant to various software companies, investment firms and finance companies. Mr. Finley is the founder and first chief executive of IBM Credit Corporation. Mr. Finley also served for over 30 years with IBM, most recently as its Treasurer. Mr. Finley is also a director of Hungarian Telephone Co., Cable Corp. and several privately held companies.

     Kevin P. Mohan has been a Director of the Company since April 1996. Mr. Mohan currently serves as a General Partner of various venture capital funds (including Summit Ventures IV, L.P. and Summit Investors III, L.P., past shareholders of the Company) affiliated with Summit Partners, a venture capital firm, at which he has been employed since 1994. Prior to joining Summit Partners, Mr. Mohan served as an engagement manager at McKinsey & Company, Inc. Mr. Mohan is also a director of several privately held companies.

     John E. Steuri has been a Director of the Company since August 1998. Since January 1997 Mr. Steuri has served as Chairman and director of Advanced Thermal Technologies, LLC, a provider of commercial air conditioning and dehumidification systems. Mr. Steuri was a private investor from June 1996 until January 1997. Mr. Steuri served from June 1990 until June 1996 as Chairman, Chief Executive Officer and as a director of ALLTEL Information Services, Inc., a provider of software and outsourcing services and a subsidiary of ALLTEL Corporation, a public company where he also served as a director. Mr. Steuri was Chairman, President and Chief Executive Officer of Systematics Information
Services, Inc., from October 1988 until the company was acquired by ALLTEL Corporation in 1990. Prior to that, for 24 years, Mr. Steuri was with IBM Corporation where he held several executive and general management positions. Mr. Steuri has served on the Board of Directors of National Computer Systems since 1991 and as a Trustee for Northwestern Mutual Life Insurance Company since 1994.

     All Directors hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. There are no family relationships among any of the executive officers, Directors and key employees of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee, which administers the Company's 1996 Stock Option Plan and approves salaries and certain incentive compensation for management and key employees of the Company; and an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Company's Option Committee was consolidated with its Compensation Committee in December 1998. The Compensation Committee currently consists of Ashok Pandey, John E. Steuri and Klaus P. Besier. The Compensation Committee was established in June 1996 and held one meeting during 1998. During 1998, action that could have been taken by the Compensation Committee was taken by the full Board of Directors on four separate occasions. The Audit Committee currently consists of Klaus P. Besier, Ashok Pandey and David Finley. The Audit Committee was established in June 1996 and held three meetings during 1998. There were twelve meetings of the Board of Directors during 1998. Each incumbent Director attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he served as a Director and the total number of meetings held by the committee on which he served during the period, if applicable.

COMPENSATION OF DIRECTORS

     On October 19, 1996, the Company's Board of Directors adopted a policy to compensate each non-employee Director who is elected to the Company's Board of Directors after such date. The Board of Directors established a cash payment of $1,500 per meeting, for each meeting attended by each such Director. Other than Messrs. Besier, Finley, Mohan and Steuri, who are each compensated pursuant to such policy, Directors do not otherwise receive cash compensation for services on the Company's Board of Directors. The Company does provide, however, reimbursement to Directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors.

     In addition, on June 3, 1996, the Board of Directors approved and shareholders adopted the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Plan") which became effective on July 12, 1996. The Director Plan provides for the grant of options to purchase a maximum of 140,000 shares of Common Stock of the Company to non-employee Directors of the Company. The Director Plan is administered by the Board of Directors.

     Each person who was a Director of the Company on the effective date of the Company's initial public offering or became or will become a Director of the Company thereafter, and who is not also an employee or officer of the Company, was or shall be granted, on the date of such initial public offering or the date on which he or she became or becomes a Director, whichever is later, an option to purchase 20,000 shares of Common Stock, at an exercise price per share equal to the then fair market value of the shares. No subsequent grants are permitted to such individuals under the Director Plan. All options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains a Director at the time of vesting of the installments. The right to exercise annual installments of options will be reduced proportionately based on the optionee's actual attendance at Directors' meetings if the optionee fails to attend at least 80% of the Board of Directors' meetings held in any calendar year. The term of each option will be for a period of ten years from the date of grant, unless sooner terminated in accordance with the Director Plan. Options may not be transferred except by will or by the laws of descent and distribution or pursuant to a domestic relations order and are exercisable to the extent vested at any time prior to the scheduled expiration date of the option. The Director Plan terminates on the earlier of May 31, 2006 or at such time as all shares of Common Stock currently or hereafter reserved for issuance shall have been issued.

     During 1998, the following Director was granted options to purchase shares of Common Stock under the Company's Director Plan.

                          NUMBER OF
                      SHARES UNDERLYING                         EXERCISE PRICE
      DIRECTOR         OPTIONS GRANTED        GRANT DATE           PER SHARE
      --------         ---------------        ----------           ---------

      Mr. Steuri          20,000           August 31, 1998          $20.875


     Members of the Board of Directors, including non-employee Directors, also are eligible to receive option grants pursuant to the 1996 Plan. To date, no options have been granted pursuant to the 1996 Plan to non-employee Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, officers and stockholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (collectively, the "Reporting Persons") to file initial statements of beneficial ownership of securities and statements of changes in beneficial ownership of securities with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All Reporting Persons are required by SEC regulation to furnish the Company with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a). Except as set forth below, based solely on the Company's review of the copies of such forms received by the Company and upon written representations of the Company's Reporting Persons received by the Company, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such directors, officers and 10% beneficial owners.

     The Company is aware that each of Stephen A. Carns, President and Chief Executive Officer of the Company, and Klaus P. Besier, a Director of the Company, filed a Form 4 with the SEC on August 31, 1998 and December 14, 1998, respectively. The Company believes that each such Form 4 should have been filed no later than June 10, 1998 and August 10, 1998, respectively.

     The Company is aware that Paul Coombs, who resigned as an officer and employee of the Company on March 9, 1999, filed a Form 5 on February 22, 1999 to report multiple sales of the Company's Common Stock which Form 5 should have been filed no later than February 16, 1999. The Company believes that such sales should have been reported on Forms 4 no later than August 10, 1998, September 10, 1998 and October 10, 1998, respectively.

                               EXECUTIVE OFFICERS

     The  following  table  identifies  the  current  executive  officers of the
Company:

                                      CAPACITIES IN            IN CURRENT
NAME                            AGE   WHICH SERVED             POSITION SINCE
----                            ---   ------------             --------------

Stephen A. Carns...........     53    President, Chief              1998
                                      Executive Officer
                                      and Director

Ashok Pandey...............     41    Co-Chairman of the            1987
                                      Board and Director

Rajkumar Koneru............     29    Co-Chairman of the            1997
                                      Board and Director

Nagarjun Valluripalli......     30    Co-Chairman of the            1997
                                      Board, President of
                                      International Operations
                                      and Director

Gerard E. Dorsey(1) .......     52    Senior Vice President-        1998
                                      Finance, Chief Financial
                                      Officer and Secretary

--------------

(1) Gerard E. Dorsey joined the Company in April 1998 and currently serves as Senior Vice President-Finance, Chief Financial Officer and Secretary. From May 1995 until joining the Company, Mr. Dorsey served as Senior Vice President-Finance and Chief Financial Officer of Ariel Corporation, a data communications company. Prior to joining Ariel Corporation, from 1991 until 1995, Mr. Dorsey served as Chief Financial Officer of Information Management Technologies Corporation, a printing and office services outsourcing company. From 1987 until 1990, Mr.
      Dorsey served as Treasurer of Loral Corporation.


      None of the Company's executive officers is related to any other executive officer or to any Director of the Company. Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

                              EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 1998 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 (collectively, the "Named Executives") during the years ended December 31, 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------
                                                                                                Long-Term
                                                             Annual Compensation                 Compen-
                                                                                                 sation
                                                  -------------------------------------------------------------------------
                                                                                                 Awards
                                                  -------------------------------------------------------------------------
                                                                                   Other       Securities       All Other
                                                                                   Annual      Underlying        Compen-
Name and Principal Position               Year        Salary         Bonus       Compensa-       Options         sation
                                                                                   tion
                                                        ($)           ($)           ($)            (#)             ($)
            (a)                            (b)          (c)           (d)           (e)(1)         (g)             (i)(2)
---------------------------------------------------------------------------------------------------------------------------
    Stephen A. Carns..............        1998        228,431       300,000          --         300,000             --
         President and Chief              1997           --            --            --            --               --
         Executive Officer (3)            1996           --            --            --            --               --

    Ashok Pandey..................        1998        220,400          --           4,700          --             11,570
         Co-Chairman of the               1997        219,233          --           1,214          --             14,970
         Board                            1996        208,461          --          12,290          --             11,570

   Rajkumar Koneru...............         1998        220,400          --            --            --              3,312
        Co-Chairman of the                1997        219,233          --            --            --              1,690
        Board (3)                         1996        141,667          --           7,678          --               --

   Nagarjun Valluripalli.........         1998        220,400          --            --            --              3,552
        Co-Chairman of the Board and      1997        219,233          --            --            --              6,760
        President of International        1996        200,000          --            --            --               --
        Operations

   Gerard E. Dorsey..............         1998        141,867        60,000          --         100,000             --
        Senior Vice President-            1997           --            --            --            --               --
        Finance, Chief Financial          1996           --            --            --            --               --
        Officer and Secretary

-----------
(1)   Represents car insurance payments by the Company.

(2) Represents the value of insurance premiums paid by the Company with respect to whole life insurance for the benefit of the Named Executive.

(3) Rajkumar Koneru served as the Company's Chief Executive Officer until April 29, 1998. Stephen A. Carns was appointed Chief Executive Officer of the Company on April 29, 1998.

OPTION GRANTS IN 1998

      The following table sets forth information concerning individual grants of stock options made pursuant to the Company's 1996 Plan during 1998 to each of the Named Executives. The Company has never granted any stock appreciation rights.

                               OPTION GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------
                                        INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------------------------
                                      PERCENT OF                                 POTENTIAL REALIZABLE VALUE
                         NUMBER OF      TOTAL                                     AT ASSUMED ANNUAL RATES
                         SECURITIES    OPTIONS                                        OF STOCK PRICE
        NAME             UNDERLYING   GRANTED TO    EXERCISE OR  EXPIRATION       APPRECIATION FOR OPTION
                          OPTIONS     EMPLOYEES     BASE PRICE      DATE                  TERM(3)
                          GRANTED     IN FISCAL
                                      YEAR(2)
                          (#) (1)                     ($/SH)                       5%($)          10%($)
         (A)                (B)          (C)            (D)         (E)             (F)             (G)
---------------------------------------------------------------------------------------------------------
Stephen A. Carns.......   100,000        8.1%         17.125        4/7/08       1,076,991      2,729,211
                          200,000       16.2%         18.50        5/12/08       2,326,930      5,896,690

Ashok Pandey...........       --         --            --            --               --            --

Rajkumar Koneru........       --         --            --            --               --            --

Nagarjun Valluripalli..       --         --            --            --               --            --

Gerard E. Dorsey.......   100,000        8.1%         15.875       4/26/08         998,379      2,529,999

-------------------

(1) Such options were granted pursuant to the Company's 1996 Plan. The 1996 Plan was adopted by the Board of Directors and approved by the shareholders of the Company on June 3, 1996, and became effective on July 12, 1996. A total of 2,200,000 shares are reserved for issuance upon the exercise of options and/or stock purchase rights granted under the 1996 Plan, 2,060,819 of which have been granted as of December 31, 1998. Those eligible to receive stock option grants or stock purchase rights under the 1996 Plan include employees, non-employee Directors and consultants. The 1996 Plan is administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 1996 Plan, the administrator of the 1996 Plan has the discretion to determine the optionees and/or grantees, the type of options to be granted (incentive stock options ("ISOs") or non-qualified stock options ("NQSOs")), the vesting provisions, the terms of the grants and such other related provisions as are consistent with the 1996 Plan. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The exercise price of a NQSO may not be less than 85% of the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share on the date of grant. The purchase price of shares issued pursuant to stock purchase rights may not be less than 50% of the fair market value of such shares as of the offer date of such rights. The options terminate not more than ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company, but provide that the term of any options granted to a holder of more than 10% of the outstanding shares of capital stock may be no longer than five years. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets in which the successor corporation does not assume outstanding options or issue equivalent options, the Board of Directors of the Company is required to provide accelerated vesting of outstanding options. The 1996 Plan terminates on July 11, 2006 unless sooner terminated by the Board of Directors.

(2) Based on an aggregate of 1,236,130 options granted to employees in 1998, including options granted to the Named Executives.

(3) Based on a grant date fair market value of $17.125 and $18.50 for the grants to Mr. Carns and $15.875 for the grant to Mr. Dorsey.

AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning each exercise of options during 1998 by each of the Named Executives and the year-end number and value of unexercised options held by each of the Named Executives.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------
                                               Number of Securities   Value of
                                                    Underlying       Unexercised
                                                    Unexercised     In-the-Money
                                                     Options at      Options at
                                                       Fiscal          Fiscal
                          Shares                      Year-End        Year-End
                       Acquired on    Value             (#)           ($)(1)
        Name             Exercise    Realized      Exercisable/     Exercisable/
                           (#)         ($)         Unexercisable   Unexercisable
        (a)                (b)         (c)              (d)            (e)
--------------------------------------------------------------------------------
Stephen A. Carns.......     --             --         --/300,000      --/75,000

Ashok Pandey...........     --             --           -- / --         -- / --

Rajkumar Koneru........     --             --           -- / --         -- / --

Nagarjun Valluripalli..     --             --           -- / --         -- / --

Gerard E. Dorsey.......     --             --         --/100,000      --/200,000

-------------
(1) Based on a year-end fair market value of the underlying securities equal to $17.875 less the exercise price for such shares.


EMPLOYMENT AGREEMENTS, CHANGE-IN-CONTROL AGREEMENTS, INDEMNIFICATION AGREEMENTS, NON-COMPETITION, NON-DISCLOSURE AND NON-SOLICITATION AGREEMENTS

     Mr. Carns entered into a three-year employment agreement with the Company commencing April 27, 1998. Salary adjustments and the payment of bonuses are within the discretion of the Compensation Committee of the Board of Directors. Mr. Dorsey entered into an "employment at will" employment agreement with the Company commencing on April 22, 1998. The Company entered into a change-in-control agreement with Mr. Dorsey commencing November 4, 1998.

     The above described agreements require each individual to maintain the confidentiality of Company information. In addition, each of such persons has agreed that during the term of his respective agreement and thereafter for a period of two years (except for Mr. Carns, for which the period is one year), such person will not compete with the Company in any state or territory of the United States, or any other country, where the Company does business by engaging in any capacity in any business which is competitive with the business of the Company. The employment agreements also provide that for a period of two years following the termination of employment, each such individual shall not solicit the Company's customers or employees.

     In addition to the foregoing employment contracts, the Company has executed indemnification agreements with each of its executive officers and Directors pursuant to which the Company has agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

     Substantially all of the Company's employees have agreed, pursuant to written agreement, not to compete with the Company, not to disclose Company information and not to solicit Company employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Ashok Pandey, John E. Steuri and Klaus P. Besier. Mr. Pandey serves as a Director and an officer of the Board of the Company. There are no, and during 1998 there were no, Compensation Committee Interlocks.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Market Index and Peer Group Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                   COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)

                    Among the Company, a Nasdaq Market Index
                           and Peer Group Index(3)(4)
                            (Capitalization Weighted)


                              [GRAPH INSERTED HERE]


                                    9/26/96    12/31/96    12/31/97     12/31/98
                                    -------    --------    --------     --------
Intelligroup, Inc.................  $100.00    $ 81.48      $141.67     $132.41

Nasdaq Market Index...............  $100.00    $104.71      $128.08     $180.64

1999 Peer Group Index
  (Capitalization Weighted)(3)....  $100.00    $108.50      $139.92     $135.84

1998 Peer Group Index
  (Capitalization Weighted)(4)....  $100.00    $105.32      $122.67     $ 96.28


(1) Graph assumes $100 invested on September 26, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index (capitalization weighted).

(2)   Cumulative total return assumes reinvestment of dividends.

(3) The Company has constructed a Peer Group Index of other information technology consulting firms consisting of Cambridge Technology Partners, Inc., Sapient Corporation, Technology Solutions Company, Metamor Worldwide Inc., Renaissance Worldwide Inc., Answer Think Consulting Group, Inc., Whittman-Hart, Inc., Mastech Corporation, Complete Business Solutions, Inc. and Computer Horizons Corp. This group of companies represents a change from the companies included in the Company's Proxy Statement relating to its 1998 Annual Meeting of Shareholders. The Company believes that these companies more closely resemble the Company's current business mix and that their performance is representative of its industry.

(4) The Company's Peer Group Index included in its Proxy Statement for its 1998 Annual Meeting of Shareholders consisted of Cambridge Technology Partners, Inc., Sapient Corporation, Technology Solutions Company, Metamor Worldwide Inc. and Claremont Technology Group.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report:

     The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on corporate performance.

     Some of the Named Executives are subject to employment agreements which establish salaries and other terms of employment. The Compensation Committee, however, generally reviews and approves base salary levels for executive officers of the Company at or about the start of the fiscal year and approves actual bonuses after the end of the fiscal year based upon Company and individual performance. The Compensation Committee also administers the Company's 1996 Plan.

     The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

     Salaries, whether established pursuant to contract or otherwise, are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

     Bonuses are paid on an annual basis and are discretionary. The amount of bonus is based on criteria which are designed to effectively measure a particular executive's attainment of goals which relate to his or her duties and responsibilities as well as overall Company performance. In general, the annual incentive bonus is based on operational and financial results of the Company and focuses on the contribution to these results of a business unit or division, and the executive's individual performance in achieving the results.

     The stock option program is designed to relate executives' and certain middle managers' and other key personnel long-term interests to shareholders' long-term interests. In general, stock option awards are granted if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

     Based on review of available information, the Committee believes that the current Chief Executive Officer's total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as changes in the market for computer products and services and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

                                    Compensation Committee Members
                                    (as constituted at year end)

                                    Ashok Pandey
                                    John E. Steuri
                                    Klaus P. Besier

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

     There are, as of March 31, 1999, approximately 51 holders of record and 3,361 beneficial holders of the Company's Common Stock. The following table sets forth certain information, as of March 31, 1999, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors (which includes all nominees) and Named Executives, and (iii) all Directors and officers as a group.

                                                  Amount and Nature of      Percent
Name and Address of Beneficial Owner              Beneficial Ownership(1)  of Class(2)
------------------------------------              -----------------------  -----------
(i)   Certain Beneficial Owners:

Ashok K. Pandey Retained Annuity Trust (3)(4).....       1,500,000              9.6

Ashok Pandey (4)(5)...............................         580,083              3.7

Rajkumar Koneru (4)(5)............................       2,202,220             14.2

Nagarjun Valluripalli (4)(5)......................       2,202,221             14.2

Pilgrim Baxter & Associates Ltd. (6)..............       1,221,800              7.9

Capital Guardian Trust Company (7)................         876,000              5.6

(ii) Directors (which includes all
     nominees) and Named Executives who
     are not set forth above:

Stephen A. Carns (8) .............................          78,000               *

Gerard E. Dorsey (9) .............................          26,000               *

Klaus Besier (10).................................          15,000               *

David Finley (11).................................           8,000               *

Kevin P. Mohan (12)...............................           8,000               *

John E. Steuri (13)...............................           7,000               *

(iii) All Directors and officers as a
      group (9 persons) (14)......................       6,626,524             42.3

--------------------
*     Less than one percent.

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(2) Applicable percentage of ownership is based on 15,558,751 shares of Common Stock outstanding on March 31, 1999, plus any presently exercisable stock options held by each such holder, and options which will become exercisable within 60 days after March 31, 1999.

(3) Represents 1,500,000 shares of Common Stock which were transferred, by way of gift, on July 23, 1998, by Ashok Pandey into the Trust. Pursuant to the terms and conditions of such Trust, Mr. Pandey and David Sorin, as trustees, have the sole power to vote or to direct the vote of and to dispose of or direct the disposition of 1,500,000 shares.

(4)   The address for each of Messrs. Pandey, Koneru, Valluripalli and the Ashok
      K. Pandey Retained Annuity Trust is c/o Intelligroup, Inc., 499 Thornall Street, Edison, New Jersey 08837.

(5) Ashok Pandey, Rajkumar Koneru, and Nagarjun Valluripalli, each has sole power to vote or to direct the vote of and to dispose of or direct the disposition of 580,083, 2,202,220, and 2,202,221 shares, respectively, provided, however, that 63,889 of each such individual's shares are subject to: (i) the terms and conditions of that certain Amended and Restated Indemnification Agreement (the "Agreement") dated as of July 16, 1996, by and among each of Ashok Pandey, Rajkumar Koneru and Nagarjun Valluripalli, on the one hand, and the Company, on the other; (ii) that certain Pledge Agreement, as contemplated by the Agreement, dated as of September 26, 1996 by Ashok Pandey, Rajkumar Koneru and Nagarjun Valluripalli; and (iii) that certain Escrow Agreement, as contemplated by the Agreement, dated as of September 26, 1996 by and among each of Ashok Pandey, Rajkumar Koneru and Nagarjun Valluripalli, the Company and the Escrow Agent, defined therein.

(6) The address for Pilgrim Baxter & Associates Ltd. is 825 Duportail Road, Wayne, Pennsylvania 19087. The information set forth on the table is based solely upon data derived from a Schedule 13-G/A filed by such shareholder.

(7) The address for Capital Guardian Trust Company is 11100 Santa Monica Boulevard, Los Angeles, California 90025-3384. The information set forth on the table is based solely upon data derived from a Schedule 13-G/A filed by such shareholder.

(8) Includes 3,000 shares of Common Stock owned of record and 75,000 shares of Common Stock underlying options which are exercisable as of March 31, 1999 or sixty (60) days after such date. Excludes 225,000 shares underlying options which become exercisable over time after such date.

(9) Represents 1,000 shares of Common Stock owned of record and 25,000 shares of Common Stock underlying options which are exercisable as of March 31, 1999 or sixty (60) days after such date. Excludes 75,000 shares underlying options which become exercisable over time after March 31, 1999 or sixty
      (60) days after such date.

(10) Includes 5,000 shares of Common Stock owned of record, 2,000 shares of Common Stock owned indirectly as spouse and 8,000 shares of Common Stock underlying options, granted to Mr. Besier as a director of the Company, which are exercisable as of March 31, 1999 or sixty (60) days after such date. Excludes 12,000 shares underlying options which become exercisable over time after such period.

(11) Represents 8,000 shares of Common Stock underlying options, granted to Mr. Finley as a director of the Company, which are exercisable as of March 31, 1999 or sixty (60) days after such date. Excludes 12,000 shares underlying options which become exercisable over time after such period.

(12) Represents 8,000 shares of Common Stock underlying options, granted to Mr. Mohan as a director of the Company, which are exercisable as of March 31, 1999 or sixty (60) days after such date. Excludes 12,000 shares underlying options which become exercisable over time after such period.

(13) Represents 7,000 shares of Common Stock owned of record. Excludes 20,000 shares of Common Stock underlying options, granted to Mr. Steuri as a director of the Company which become exercisable over time.

(14) Includes 1,500,000 shares of Common Stock owned of record by the Ashok K. Pandey Retained Annuity Trust and an aggregate of 196,000 shares of Common Stock underlying options granted to Directors and officers listed in the table which are exercisable as of March 31, 1999 or within sixty (60) days after such date. Excludes 460,000 shares underlying options granted to executive officers and Directors which become exercisable over time after such period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Messrs. Pandey, Koneru and Valluripalli were the sole shareholders of Intelligroup Asia Private Ltd. ("Intelligroup Asia"). Historically, Intelligroup Asia operated the Advanced Development Center in Hyderabad, India for the sole and exclusive use and benefit of the Company and all contracts and commercial arrangements of Intelligroup Asia were subject to prior approval by the Company. The Company and Messrs. Pandey, Koneru and Valluripalli entered into an agreement pursuant to which the Company would, subject to necessary Indian government approvals, acquire the shares of Intelligroup Asia for nominal consideration. Such Indian government approvals were received in September 1997. As a result, the Company currently owns 99.8% of the shares of Intelligroup Asia. The remaining shares are expected to be transferred to the Company by Messrs. Pandey, Koneru and Valluripalli later this year. Upon consummation of such transfer, Intelligroup Asia will then be a wholly-owned subsidiary of the Company.

     In April 1996, the Company repurchased from Messrs. Pandey, Koneru and Valluripalli an aggregate of 4,881,066 shares of Common Stock for an aggregate cash payment of $1.5 million, or $500,000 to each such shareholder, at a price per share equal to $0.31. The repurchased shares were canceled upon consummation of such transaction.

     In November 1996, the Company commenced operations in Singapore with the incorporation of Intelligroup Singapore Private Ltd. ("Intelligroup Singapore"). Each of the Company and Mr. Koneru owns 50% of Intelligroup Singapore.

     Subsequent to December 31, 1995, the Company determined that it had unrecorded and unpaid federal and state payroll-related taxes for certain employees. As a result of the Company's voluntary disclosure to the Internal Revenue Service of certain unpaid tax liabilities, on June 5, 1996, the Company received an audit assessment from the Internal Revenue Service for unpaid 1994 and 1995 federal income tax withholding, FICA and FUTA taxes in the aggregate amount of $814,000, of which approximately $800,000 was paid in 1996. No interest or penalties were assessed. Reserves, aggregating $1.0 million, including the amount of the Internal Revenue Service audit assessment, were recorded at December 31, 1995. No assurance may be given, however, that interest, penalties or additional state or federal taxes will not be assessed in the future. The Company's principal shareholders, Messrs. Pandey, Koneru and Valluripalli, have agreed to indemnify the Company for any and all losses which the Company may sustain, in excess of the $1.0 million reserve, net of any tax benefits realized by the Company, arising from or relating to federal or state tax, interest or penalty payment obligations resulting from the above subject matter. To secure such indemnification obligations, Messrs. Pandey, Koneru and Valluripalli have pledged to the Company an aggregate of $450,000 and 191,667 shares of Common Stock owned by them.

     The Board of Directors of the Company has adopted a policy requiring that any future transactions between the Company and its officers, directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties. In addition, New Jersey law requires that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

     During 1998, the Company provided services to FirePond, Inc. (formerly Clear With Computers, Inc.) ("FirePond") which produced revenues for the Company totaling approximately $1.7 million. A member of the Company's Board of Directors, Klaus P. Besier, serves as the Chief Executive Officer of FirePond. The Company provided implementation services to various end clients, as a sub-contractor to FirePond. Services were priced at rates comparable to other similar sub-contracting arrangements in which the Company regularly participates.

                PROPOSED AMENDMENT TO THE 1996 OPTION STOCK PLAN

SUMMARY OF CURRENT PLAN

     The 1996 Plan, as amended, was adopted by the Board of Directors and approved by the shareholders of the Company on June 3, 1996 and became effective on July 12, 1996. Those eligible to receive stock option grants or stock purchase rights under the 1996 Plan include employees, non-employee directors and consultants. The 1996 Plan was adopted to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, non-employee members of the Board and consultants of the Company and its subsidiaries and to promote the success of the Company's business. Currently there are 2,200,000 shares of Common Stock reserved for issuance upon the exercise of options and/or stock purchase rights granted under the 1996 Plan.

     The 1996 Plan is administered by the Compensation Committee, which is comprised of Ashok Pandey, John E. Steuri and Klaus P. Besier. The Compensation Committee determines, among other things, the nature of the options to be granted, the persons who are to receive options (each a "Grantee"), the number of shares to be subject to each option, the exercise price of the options and the vesting schedule of the options. The 1996 Plan provides for the granting of options intended to qualify as incentive stock options ("ISOs") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees of the Company as well as non-qualified stock options ("NQSOs") to employees, non-employee directors and consultants who perform services for the Company or its subsidiaries. The exercise price of all ISOs granted under the 1996 Plan may not be less than the fair market value of the shares at the time the option is granted. In addition, no ISO may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price as to that employee is at least 110% of the fair market value of the stock at the time of the grant. No employee may be granted ISOs which are exercisable for the first time in any calendar year to the extent that the aggregate fair market value of such option shares exceeds $100,000 as of the date of grant. Options may be exercisable for a period of not more than ten years from the date of grant, provided, however that the term of an ISO granted to an employee who owns more that 10% of the total combined voting power of all classes of stock of the Company may not exceed five years. The exercise price of NQSOs granted under the 1996 Plan may not be less than 85% of the fair market value per share of the Common Stock on the date of grant. No NQSO may be granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company unless the exercise price to that person is at least 110% of the fair market value of the stock at the time of the grant. The exercise price must be paid in full at the time an option is exercised, and at the Compensation Committee's discretion, all or part of the exercise price may be paid with previously owned shares or other approved methods of payment. An option is exercisable as determined by the Compensation Committee. The 1996 Plan will terminate on July 11, 2006.

     Subject to the terms as specified in any option agreement, if a Grantee's employment or consulting relationship terminates on account of disability, the Grantee may exercise any outstanding option for one year following the termination. If a Grantee dies while in the employ of the Company or during the period of the consulting arrangement, the Grantee's estate may exercise any outstanding option for one year following the Grantee's death. If termination is for any other reason, the Grantee may exercise any outstanding option for 90 days following such termination. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee.

     The 1996 Plan also permits the awarding of stock purchase rights at not less than 50% of the fair market value of the shares as of the date offered. The 1996 Plan requires the execution of a restricted stock purchase agreement in a form determined by the Compensation Committee. Once a stock purchase right is exercised, the purchaser will have the rights of a shareholder and will be a shareholder when the purchase is entered on the Company's records.

     The 1996 Plan provides that, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of or reclassification of shares, or any other change in the corporate structure or shares of the

Company, the Board of Directors shall make adjustments with respect to the shares that may be issued under the 1996 Plan or that are covered by outstanding options, or in the option price per share.

     In the event of a dissolution or liquidation of the Company, the Board shall notify the Grantee at least fifteen days prior to such proposed action. To the extent not previously exercised, the outstanding options will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets (hereinafter, a "merger"), the outstanding options will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the outstanding options or to substitute equivalent options, the Board of Directors will, in lieu of such assumption or substitution, provide for the Grantee to have the right to exercise all of his outstanding options. If the Board of Directors makes an option fully exercisable in lieu of assumption or substitution, in the event of a merger, the Board of Directors shall notify the Grantee that the option will be fully exercisable for a period of fifteen days from the date of such notice, and the option will terminate upon the expiration of such period. The option will be considered assumed if, following the merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares). If such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Board of Directors may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of an option for each share of stock subject to the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     The Board may at any time amend, alter, suspend or discontinue the 1996 Plan, but no amendment, alteration, suspension or discontinuation will be made which would impair the rights of any Grantee under any grant theretofore made, without such Grantee's consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act, or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the National Association of Securities Dealers or an established stock exchange), the Company shall obtain shareholder approval of any 1996 Plan amendment in such a manner and to such a degree as required. Any such amendment or termination of the 1996 Plan is not permitted to affect options already granted and such options will remain in full force and effect as if the 1996
Plan had not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Board of Directors, which agreement must be in writing and signed by the Grantee and the Company.

FEDERAL INCOME TAX ASPECTS

     (A) INCENTIVE STOCK OPTIONS

     Some options to be issued under the Plan will be designated as ISOs and are intended to qualify under Section 422 of the Code. Under the provisions of that Section and the related regulations, an optionee will not be required to recognize any income for Federal income tax purposes at the time of grant of an ISO. Additionally, the Company will not be entitled to any deduction. The exercise of an ISO also is not a taxable event, although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. The taxation of gain or loss upon the sale of stock acquired upon exercise of an ISO depends in part on whether the stock is disposed of at least two years after the date the option was granted and at least one year after the date the stock was transferred to the optionee, referred to as the ISO Holding Period.

     If the ISO Holding Period is not met, then, upon disposition of such shares, referred to as a disqualifying disposition, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, limited, however to the gain on sale. Any additional gain would be taxable as capital gain (see discussion of capital gains under the section relating to NQSOs, below). If the optionee disposes of the shares in a disqualifying disposition at a price that is below the fair market value of the shares at the time the ISO was exercised and such disposition is a sale or exchange to an unrelated party, the amount includible as compensation income to the optionee will be limited to the excess of the amount received on the sale or exchange over the exercise price.

     If  the  optionee   recognizes   ordinary   income  upon  a   disqualifying
disposition, the Company generally will be entitled to a tax deduction in the same amount.

     Effective as of January 1, 1998 the holding period for long-term capital gain treatment is reduced to one year. Hence, if the ISO Holding Period is met, any disposition on or after January 1, 1998 would be taxable as a long-term capital gain or loss; any such gains are taxable at a maximum rate of 20%.

     A maximum capital gains rate of 18% will apply to certain sales after December 31, 2000 of shares acquired upon the exercise of an ISO if such shares have been held for at least five years.

     If the ISO is exercised by delivery of previously owned shares of Common Stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the optionee on the transfer of such previously owned shares. However, if the previously owned transferred shares were acquired through the exercise of an ISO, the optionee may realize ordinary income with respect to the shares used to exercise an ISO if such transferred shares have not been held for the ISO Holding Period. If an ISO is exercised through the payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received exceeds the number of shares surrendered, such excess shares will possibly be considered ISO stock with a zero basis.

     (B) NON-QUALIFIED STOCK OPTIONS

     Some options to be issued under the Plan will be designated as NQSOs. If (as in the case of NQSOs granted under the Plan at this time) the NQSO does not have a "readily ascertainable fair market value" at the time of the grant, the NQSO is not included as compensation income at the time of grant. Rather, the optionee realizes compensation income only when the NQSO is exercised and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the NQSO. If a NQSO is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value. When the optionee disposes of the shares acquired pursuant to a NQSO, the optionee will recognize capital gain or loss equal to the difference between the amount received for the shares and the optionee's basis on the shares.

     Under the Plan, the optionee's basis in the shares will be the exercise price plus the compensation income realized at the time of exercise. Under tax legislation which became effective as of January 1, 1998 the capital gain or loss will be short-term (with gains generally subject to tax as ordinary income) if the shares are disposed of within one year after the option is exercised and long term (with gains generally subject to tax at a maximum rate of 20%) if the shares are disposed of more than one year after the option is exercised.

     A maximum capital gains rate of 18% will apply to certain sales, after December 31, 2000, of shares acquired upon the exercise of an NQSO if such shares have been held for at least five years.

     The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee.

     Except as otherwise indicated, the preceding discussion is based upon Federal tax laws and regulations in effect on the date of the preparation of this Summary, which are subject to change, and upon an interpretation of the relevant sections of the Code, their legislative histories and the income tax regulations which interpret similar provisions of the Code. Furthermore, the forgoing is only a general discussion of the Federal income tax aspects of the Plan and does not purport to be a complete description of all Federal income tax aspects of the Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Plan and the sale or other disposition of shares acquired upon exercise of the options. Each key employee receiving a grant of options should consult with his or her personal tax advisor regarding the Federal, state and local tax consequences of participating in the Plan.

PREVIOUSLY GRANTED OPTIONS UNDER THE 1996 PLAN

     As of March 31,  1999,  the  Company  had  granted  options to  purchase an aggregate of 1,976,860(1) shares of Common Stock under the 1996 Plan at an average exercise price of $13.71 per share. As of March 31, 1999, 392,219 options to purchase shares were vested and 242,628 options to purchase shares had been exercised under the 1996 Plan. The following table sets forth the options granted under the 1996 Plan to (i) the Named Executives; (ii) all current executive officers as a group; (iii) each nominee for election as a Director; (iv) all current Directors who are not executive officers as a group;
(v) each  associate of any of such  Directors,  executive  officers or nominees;
(vi) each person who has received or is to receive 5% of such options or rights; and (vii) all employees, including all current officers who are not executive officers, as a group:

NAME                                    OPTIONS GRANTED         WEIGHTED AVERAGE
----                                 THROUGH MARCH 31, 1999      EXERCISE PRICE
                                     ----------------------      --------------
Ashok Pandey                                    --                  $  --

Rajkumar Koneru                                 --                     --

Nagarjun Valluripalli                           --                     --

Stephen A. Carns(2)                           300,000                18.04

Gerard E. Dorsey(2)                           100,000                15.88

Klaus Besier                                    --                     --

David Finley                                    --                     --

Kevin P. Mohan                                  --                     --

John E. Steuri                                  --                     --

All current executive officers as a           400,000                17.50
group (5 persons)

All  current  Directors  who  are not           --                     --
executive officers as a group (4 persons)

All employees,  including all current       1,576,860                12.75
officers who are not executive officers
 as a group (460 persons)

     As of March 31, 1999, the market value of the Common Stock underlying the 1996 Plan was $6.44 per share.


-----------------------
(1) Of the total options granted since the inception of the 1996 Plan, 549,960 of such options have been canceled as of March 31, 1999 and may be reissued by the Company.
(2) See "Executive Compensation - Aggregated Option Exercises in Fiscal 1998 and Year-End Option Values" and "Security Ownership of Beneficial Owners and Management" for information relating to exercisability of options.

PROPOSED AMENDMENT

     Shareholders are being asked to consider and vote upon a proposed amendment (the "Amendment") to the 1996 Plan to increase the maximum number of shares of Common Stock available for issuance under the 1996 Plan from 2,200,000 to 4,700,000 shares and to reserve an additional 2,500,000 shares of Common Stock of the Company for issuance upon the exercise of stock options granted or for the issuance of stock purchase rights under the 1996 Plan.

     The Board of Directors believes that the Amendment provides an important inducement to recruit and retain the best available personnel. The Board of Directors believes that providing employees with an opportunity to invest in the Company rewards them appropriately for their efforts on behalf of the Company.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has, subject to shareholder approval, retained Arthur Andersen LLP as independent auditors of the Company for the year ending December 31, 1999. Arthur Andersen LLP also served as independent auditors of the Company for 1998. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

     One or more representatives of Arthur Andersen LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

                             SHAREHOLDERS' PROPOSALS

     Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by December 27, 1999.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy
Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.

     INTELLIGROUP, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON MARCH 31, 1999, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO THE SECRETARY OF THE COMPANY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


                                       By Order of the Board of Directors




                                       Gerard E. Dorsey,
                                       Secretary

Edison, New Jersey
April 26, 1999

                               INTELLIGROUP, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Stephen A. Carns and Gerard
E. Dorsey, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Intelligroup, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Hotel, 515 Route One South, Iselin, New Jersey at 10:00 A.M., local time, on Tuesday, May 25, 1999 and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3.

                  (continued and to be signed on reverse side)

1.    ELECTION OF DIRECTORS.
                                               Nominees:   Stephen A. Carns
FOR all nominees listed to the right                       Rajkumar Koneru
(except as indicated to the contrary below) | |            Ashok Pandey
                                                           Nagarjun Valluripalli
VOTE FOR all nominees listed at right, except vote         Klaus Besier
withheld from the following  nominees (if any). To         David Finley
withhold authority to vote for any individual              Kevin P. Mohan and
nominee, write that nominee's name in the space            John E. Steuri
provided below.


-----------------------------------------------------
WITHHOLDING AUTHORITY to vote for all nominees listed                 |   |
to the right


2. APPROVAL OF PROPOSAL TO AMEND THE COMPANY'S 1996 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS GRANTED UNDER SUCH PLAN FROM 2,200,000 TO 4,700,000 SHARES.

FOR  |   |                  AGAINST  |   |                   ABSTAIN  |   |


3. APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

FOR  |   |                  AGAINST  |   |                   ABSTAIN  |   |


4. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

 Dated:                    , 1999         NOTE:  This proxy must be signed
       --------------------------         exactly as the name appears hereon.
                                          When shares are held by joint
 --------------------------------         tenants, both should sign.  If the
 Signature of Shareholder                 signer is a corporation, please sign
                                          full corporate name by duly authorized
 ----------------------------------       officer, giving full title as such. If
 Signature of Shareholder if held         the signer is a partnership, please
 jointly                                  sign in partnership name by authorized
                                          person.
I will | |  will not | | attend the
Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.